UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 20, 2009

DexCom, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 20, 2009, the Board of Directors (the “Board”) of DexCom, Inc. (the “Company”) appointed Nicholas Augustinos as a Class I director (term to expire in 2012). Initially, Mr. Augustinos will not be serving on any committees of the Board, although it is expected that he will serve on the Nominating and Governance Committee of the Board. Mr. Augustinos will be entitled to receive standard non-employee director compensation, including: (i) an annual retainer in the form of an option grant from the Company’s 2005 Equity Incentive Plan with a Black-Scholes value of $30,000; (ii) upon joining the Board, a non-qualified option grant from the Company’s 2005 Equity Incentive Plan with a Black-Scholes value equal to $300,000, which option will vest, subject to continued service to the Company as a director, monthly over 36 months from the date of grant; and (iii) for each additional year that he serves as a director, Mr. Augustinos will be granted an additional non-qualified option from the Company’s 2005 Equity Incentive Plan with a Black-Scholes value equal to $125,000, which option will vest, subject to continued service to the Company as a director, monthly over 12 months from the date of grant. The exercise price for all option grants will be equal to the fair market value on the date of grant. On November 23, 2009, the Company issued a press release regarding the appointment of Mr. Augustinos. The full text of the press release is attached as Exhibit 99.01 hereto.

Item 9.01:	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

99.01	Press Release dated November 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/S/ JOHN LISTER
John Lister Vice President of Legal Affairs

Date: November 23, 2009

Exhibit Index

Exhibit Number	Description of Exhibit

99.01	Press Release dated November 23, 2009.